UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report:    June 28, 2024
(Date of earliest event reported)

ALBANY INTERNATIONAL CORP.
(Exact name of registrant as specified in its charter)

Delaware	1-10026	14-0462060
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

216 Airport Drive Rochester, New Hampshire	03867
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code       603-330-5800

None
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value per share	AIN	The New York Stock Exchange (NYSE)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act 1933 (230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (240.12b-2 of this chapter).
☐    Emerging growth company
☐    If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act

Item 1.01. Entry into a Material Definitive Agreement.

On June 28, 2024, Albany International Corp. (the “Company”) entered into the first amendment (the “First Amendment”) to its Amended and Restated Credit Agreement, dated as of August 16, 2023 (the “Existing Credit Agreement”, the Existing Credit Agreement, as amended pursuant to the First Amendment, the “Credit Agreement”), by and among the Company, Albany International Holding (Switzerland) AG, Albany International Europe GMBH, Albany International Canada Corp., the other Borrowing Subsidiaries party thereto, the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent. The parties to the First Amendment include the Company and the Administrative Agent.
The First Amendment, among other things, replaces the existing interest rate benchmark for borrowings denominated in Canadian Dollars, the CDO Rate (as defined in the Existing Credit Agreement), with Adjusted Term CORRA (as defined in the Credit Agreement), which includes a credit spread adjustment of 0.29547% for loans with one-month interest periods or 0.32138% for loans with three-month interest periods.

The foregoing summary of the First Amendment does not purport to be complete and is qualified in its entirety by reference to the full and complete text of the First Amendment which will be filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2024.

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALBANY INTERNATIONAL CORP.

By:	/s/ Robert D. Starr

Name:	Robert D. Starr
Title:	Executive Vice President and Chief Financial Officer
(Principal Financial Officer)
Date: July 3, 2024

EXHIBIT INDEX

Exhibit No.	Description
104	Inline XBRL cover page.